ACM Municipal Securities Income Fund, Inc.
File Number 811-7510
October 31, 2004
Attachment 77Q1

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #87 completely, the correct answer is as follows:

87. Securities of Registrant registered on a national securities exchange or listed on NASDAQ:

Title of each class of securities	cusip or Nasdaq No.	Ticker Symbol
A) Common Stock			            000942102 		      AMU
B) Preferred Stock Series A	            000942201                 AMU
C) Preferred Stock Series B                 000942300                 AMU
D) Preferred Stock Series C		    000942409		      AMU